Exhibit (t)(3)

Filed Pursuant to Rule 424(b)
Registration Statement No. 333-[•]

FORM PROSPECTUS SUPPLEMENT
(To Prospectus Dated [•])

[•] Rights for [•] Shares

Subscription Rights for Common Shares

Brookfield Real Assets Income Fund Inc. (the “Fund”, “we”, “us” or “our”) is issuing subscription rights (the “Rights”) to our common stockholders (the “Offer”) to purchase additional shares of common stock, par value $0.001 (“Common Shares”). This prospectus supplement (the “Prospectus Supplement”) together with the accompanying prospectus dated [•], (the “Prospectus”) set forth the information that you should know prior to investing.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may not sell any Common Shares at a price below the current net asset value of such Common Shares, exclusive of any distributing commission or discount. The Fund is a diversified, closed-end management investment company that commenced investment operations in December 2016. Our investment objective is to seek high total return, primarily through high current income and secondarily, through growth of capital.

Our Common Shares are listed on the New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “RA.” The last reported sale price for our Common Shares on [•] was $[•] per share. The net asset value of our Common Shares at the close of business on [•] was $[•] per share.

Investing in our securities involves certain risks. You could lose some or all of your investment. Shares of closed-end investment companies frequently trade at a discount to their net asset value and this may increase the risk of loss to purchasers of our securities. You should carefully consider these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase our securities.

STOCKHOLDERS WHO DO NOT EXERCISE THEIR RIGHTS MAY, AT THE COMPLETION OF THE OFFERING, OWN A SMALLER PROPORTIONAL INTEREST IN THE FUND THAN IF THEY EXERCISED THEIR RIGHTS. AS A RESULT OF THE OFFERING YOU MAY EXPERIENCE DILUTION OR ACCRETION OF THE AGGREGATE NET ASSET VALUE OF YOUR COMMON SHARES DEPENDING UPON WHETHER THE FUND’S NET ASSET VALUE PER COMMON SHARE IS ABOVE OR BELOW THE SUBSCRIPTION PRICE ON THE EXPIRATION DATE.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. Our business, financial condition, results of operations and prospects may have changed since those dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Fund,” “us,” “our” and “we” refer to Brookfield Real Assets Income Fund Inc. This Prospectus Supplement also includes trademarks owned by other persons.

As permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual shareholder reports are no longer sent by mail, unless you specifically requested to receive paper copies of the reports. Instead, the reports are available on the Fund’s website (https://publicsecurities.brookfield.com/en). You will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund electronically anytime by contacting your financial intermediary (such as a broker, investment adviser, bank or trust company) or, if you are a direct investor, by calling the Fund (toll-free) at (855) 777-8001 or by sending an email request to the Fund at publicsecurities.enquiries@brookfield.com.

You may elect to receive all future reports in paper free of charge. If you invest through a financial intermediary, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Fund, you may call (855) 777-8001 or send an email request to the Fund at publicsecurities.enquiries@brookfield.com to let the Fund know you wish to continue receiving paper copies of your reports. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund complex if you invest directly with the Fund.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

Prospectus Supplement dated [•]

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

About this Prospectus Supplement	R-1
Cautionary Notice Regarding Forward-Looking Statements	R-1
Incorporation by Reference	R-1
Summary of The Terms of The Rights Offering	R-2
Description of The Rights Offering	R-4
Summary of Fund Expenses	R-4
Use of Proceeds	R-5
Capitalization	R-5
Price Range of Common Shares	R-5
Special Characteristics and Risks of The Rights Offering	R-6
Taxation	R-8
Recent Developments	R-8
Legal Matters	R-8
Available Information	R-8

Prospectus

Cautionary Notice Regarding Forward-Looking Statements	[•]
Prospectus Summary	[•]
Summary of Fund Expenses	[•]
The Offer	[•]
The Fund	[•]
Use of Proceeds	[•]
Description of Common Shares	[•]
Investment Objective and Principal Investment Policies	[•]
Risk Factors and Special Considerations	[•]
Management of the Fund	[•]
Dividends and Distributions	[•]
Dividend Reinvestment Plan	[•]
Description of Capital Structure	[•]
Certain Provisions of Maryland Law and the Fund’s Charter and Bylaws	[•]
Closed-End Fund Structure	[•]
Repurchase of Common Shares	[•]
Net Asset Value	[•]
Limitation on Directors’ and Officers’ Liability	[•]
Taxation	[•]
Plan of Distribution	[•]
Custodian, Sub-Administrator, Fund Accountant, Transfer Agent and Dividend Disbursing Agent	[•]
Legal Matters	[•]
Independent Registered Public Accounting Firm	[•]
Additional Information	[•]
Privacy Principles of the Fund	[•]
Table of Contents of SAI	[•]

About this Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not, and the underwriters have not, authorized anyone to provide you with inconsistent information. If anyone provides you with inconsistent information, you should not assume that the Fund or the underwriters have authorized or verified it. The Fund is not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date on the front hereof or thereof. The Fund’s business, financial condition, results of operations and prospects may have changed since those date.

This document has two parts. The first part is this Prospectus Supplement, which describes the terms of this offering of Rights to our common stockholders to purchase additional Common Shares and also adds to and updates information contained in the accompanying Prospectus. The second part is the accompanying Prospectus, which gives more general information and disclosure. To the extent the information contained in this Prospectus Supplement differs from or is additional to the information contained in the accompanying Prospectus, you should rely only on the information contained in this Prospectus Supplement. You should read this Prospectus Supplement and the accompanying Prospectus before investing in the Rights.

Cautionary Notice Regarding Forward-Looking Statements

This Prospectus Supplement, the accompanying Prospectus and the Fund’s Statement of Additional Information (“SAI”) contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC. Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the Fund’s Annual Report under the heading “Additional Fund Information—Risk Factors and Special Considerations,” which is also incorporated by reference into the accompanying Prospectus. We urge you to carefully review that section for a more detailed discussion of the risks of an investment in our securities.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the Fund’s Annual Report under the heading “Additional Fund Information—Risk Factors and Special Considerations,” which is also incorporated by reference into the Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by section 27A of the Securities Act of 1933, as amended.

Incorporation by Reference

This Prospectus Supplement and the accompanying Prospectus are part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020, to implement certain provisions of the Economic Growth, Regulatory Relief, and Consumer Protection Act, the Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering will be incorporated by reference into this Prospectus Supplement and deemed to be part of this Prospectus Supplement and accompanying Prospectus from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated [•], filed with the accompanying Prospectus;

•	the Fund’s Annual Report on Form N-CSR for the fiscal period ended [•], filed with the SEC on [•];

•	the Fund’s Semi-Annual Report on Form N-CSR for the fiscal period ended [•], filed with the SEC on [•];

•	the Fund’s Proxy Statement on Schedule 14A, filed with the SEC on [•]; and

•	the Fund’s description of Common Shares on Form 8-A12B, filed on November 23, 2016.

You may obtain copies of any information incorporated by reference into this Prospectus Supplement and accompanying Prospectus at no charge, by calling 1-855-777-8001, by writing to the Fund or visiting the Fund’s website https://publicsecurities.brookfield.com/en. In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.

Summary of The Terms of The Rights Offering

Terms of the Offer	[•] transferable subscription right (a “Right”) will be issued for each common share of the Fund (each, a “Common Share,” and collectively, the “Common Shares”) held on the record date. Rights are expected to trade on the [NYSE]. The Rights will allow common stockholders to subscribe for new Common Shares of the Fund. [•] Common Shares of the Fund are outstanding as of [•],[•]. [•] Rights will be required to purchase one Common Share. [An Over-Subscription Privilege will be offered, [subject to the right of the Board of Directors of the Fund (the “Board”) to eliminate the Over-Subscription Privilege.]] [•] Common Shares of the Fund will be issued if all Rights are exercised. [Additional Common Shares will be issued if the Over-Subscription Privilege is exercised.] See “Terms of the Rights Offering.” Any Common Shares issued as a result of the rights offering will not be record date shares for the Fund’s quarterly distribution to be paid on [•], [•] and will not be entitled to receive such dividend.

Amount Available for Primary Subscription	Approximately $[•], before expenses.

Title	Subscription Rights for Common Shares.

Subscription Price	Rights may be exercised at a price of $[•] per Common Share (the “Subscription Price”). See “Terms of the Offer.”

Record Date	Rights will be issued to holders of record of the Fund’s Common Shares on, [•] (the “Record Date”). See “Terms of the Offer.”

Number of Rights Issued	Right will be issued in respect of each Common Share of the Fund outstanding on the Record Date. See “Terms of the Offer.”

Number of Rights Required to Purchase One Common Share	A holder of Rights may purchase Common Shares of the Fund for every Right exercised. The number of Rights to be issued to a stockholder on the Record Date will be rounded up to the nearest number of Rights evenly divisible by. See “Terms of the Offer.”

Over-Subscription Privilege	[To be provided.]

Transfer of Rights	The Rights will be transferable. See “Terms of the Rights Offering,” “Sales by Subscription Agent” and “Method of Transferring Rights.”

Subscription Period	The Rights may be exercised at any time after issuance and prior to expiration of the Rights, which will be 5:00 PM Eastern Time on, [•] (the “Expiration Date”) (the “Subscription Period”). See “Terms of the Offer” and “Method of Exercise of Rights.”

Offer Expenses	The expenses of the Offer are expected to be approximately $[•]. See “Use of Proceeds.”

Sale of Rights	[To be provided.]

Use of Proceeds

The Fund estimates the net proceeds of the Offer to be approximately $[•]. The Investment Adviser anticipates that investment of the net proceeds of the Offer in accordance with the Fund’s investment objective and investment policies will be completed within three months after completion of the Offer. The Fund intends use the proceeds of the Offer to make investments consistent with its investment objective. See “The Offer—Purpose of the Offer,” “Investment Objective and Investment Policies” in the accompanying Prospectus. In addition, for information about the Fund’s Investment Restrictions, see the information contained under the heading “Additional Fund Information—Investment Restrictions” in the Fund’s Annual Report, which is also incorporated by reference into the SAI.

Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest, and operating expenses, although the Fund currently has no intent to use the net proceeds primarily for these purposes.

Taxation/ERISA	[To be provided.]

Subscription Agent	[To be provided.]

Description of The Rights Offering

[To be provided.]

Summary of Fund Expenses

The following table contains information about the costs and expenses that holders of Common Shares will bear directly or indirectly. The table is based on the capital structure of the Fund as of [•], (except as noted below) after giving effect to the anticipated net proceeds of the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus and assuming the Fund incurs the estimated offering expenses. If the Fund issues fewer than all of the Common Shares available for sale pursuant to the Distribution Agreement and the net proceeds to the Fund are less, all other things being equal, the total annual expenses shown would increase. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Shareholder Transaction Expenses

Sales load (as a percentage of offering price)	[•]	%(1)
Offering expenses borne by the Fund (as a percentage of offering price)	[•]	%(2)
Automatic Dividend Reinvestment Plan fees	None

As a Percentage of Net Assets Attributable to Common Shares
Annual Expenses
Management fees(3)	[•]	%
Interest payments on borrowed funds(4)	[•]	%
Other expenses(5)	[•]	%
Total annual expenses	[•]	%

(1)	Represents the estimated commission with respect to the Common Shares being sold under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” below. In addition, the price per Common Share of any such sale may be greater or less than the price set forth under “Capitalization” below, depending on market price of the Common Shares at the time of any such sale.
(2)	Assumes the sale of [•] Common Shares at a sales price of $[•] per Common Share, which represents the last reported sales price of the Common Shares on the NYSE on [•]. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $[•] per Common Shares, depending on the market price of the Common Shares at the time of any such sale.
(3)	The Fund pays the Adviser an annual fee, payable monthly, in an amount equal to 1.00% of the Fund’s average daily Managed Assets (net assets plus any assets attributable to financial leverage). The fee shown above is based upon outstanding financial leverage of [•]% of the Fund’s Managed Assets (the total assets of the Fund, including the assets attributable to the proceeds from any forms of financial leverage, minus liabilities, other than liabilities related to any financial leverage). If financial leverage of more than [•]% of the Fund’s Managed Assets is used, the management fees shown would be higher.
(4)	Assumes financial leverage of [•]% of the Fund’s Managed Assets, based upon the Fund’s outstanding borrowings as of [•], after giving effect to anticipated net proceeds of the offering of approximately $[•] in borrowings outstanding under the Fund’s credit facility and $[•] of reverse repurchase agreements at a weighted average daily interest rate of [•]% and [•]% for the credit facility and reverse repurchase agreements, respectively.
(5)	Other expenses are estimated based upon those incurred during the fiscal period ended [•].

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of [•]% of net assets attributable to Common Shares, (2) the sales load of $[•] and estimated offering expenses of $[•], and (3) a 5% annual return*:

	1 Year		3 Years		5 Years		10 Years
Total Expenses Incurred	$	[•]	$	[•]	$	[•]	$	[•]

*	The example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Fund’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example. The example assumes that the estimated “Other expenses” set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at NAV.

Use of Proceeds

The Fund estimates the net proceeds of the Offer to be $[•], based on the Subscription Price per share of $[•].

The Fund intends to invest the net proceeds of the Offer under this Prospectus Supplement and the accompanying Prospectus in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after receipt of such proceeds. See “The Offer—Purpose of the Offer,” “Investment Objective and Investment Policies” in the accompanying Prospectus. In addition, for information about the Fund’s Investment Restrictions, see the information contained under the heading “Additional Fund Information—Investment Restrictions” in the Fund’s Annual Report, which is also incorporated by reference into the SAI. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest, and operating expenses, although the Fund currently has no intent to use the net proceeds primarily for these purposes.

Capitalization

[To be provided.]

Price Range of Common Shares

The following table sets forth the high and low market prices for the Common Shares on the NYSE, for each full quarterly period during the last two fiscal years and during the current fiscal year period, along with the NAV and discount or premium to NAV for each quotation.

	Market Price ($)		Net Asset Value ($)		Premium/ (discount) to net asset value
	High	Low	High	Low	High		Low
Period Ended
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%

Set forth below is information with respect to the Fund’s outstanding securities as of [•]:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding Exclusive of Common Shares Held by the Fund or for its Own Account
Common Shares	[•]	[•]	[•]

On [•], the Fund’s NAV was $[•] and the last reported sale price of a Common Share on the NYSE was $[•], representing a [•]% premium to such NAV. The Fund cannot predict whether its Common Shares will trade in the future at a premium to or discount from NAV, or the level of any premium or discount.

Special Characteristics and Risks of The Rights Offering

Risk is inherent in all investing. Therefore, before investing in Common Shares, you should consider the risks associated with such an investment carefully. The following summarizes some of the matters that you should consider before investing in the Fund through the Offer. For additional information regarding risks of investing in the Fund, please see the information disclosed in the Fund’s Annual Report under the heading “Additional Fund Information—Risk Factors and Special Considerations,” which is also incorporated by reference into the accompanying Prospectus.

Risks of Investing in Rights. Shares of closed-end investment companies, such as the Fund, frequently trade at a price below their NAV, commonly referred to as a “discount.” In the past, common shares of the Fund have generally traded at a discount, but have, on occasion, traded at a premium. The Subscription Price may be greater than the market price of a Common Share on the Expiration Date. In such case, the Rights will have no value, and a person who exercises Rights will experience an immediate loss of value.

Dilution. As with any security, the price of the Fund’s Common Shares fluctuates with market conditions and other factors. [The Common Shares are currently trading at a [discount/premium] to their net asset value.] However, shares of closed-end investment companies frequently trade at a discount from their net asset values. This characteristic is a risk separate and distinct from the risk that the Fund’s net asset value could decrease as a result of its investment activities and may be greater for stockholders expecting to sell their Common Shares in a relatively short period of time following completion of this Rights offering. The net asset value of the Common Shares will be reduced immediately following this Rights offering as a result of the payment of certain offering costs.

If you do not exercise all of your Rights, you may own a smaller proportional interest in the Fund when the Rights offering is over. In addition, you will experience an immediate dilution of the aggregate net asset value per share of your Common Share if you do not participate in the Rights offering and will experience a reduction in the net asset value per share whether or not you exercise your Rights, if the Subscription Price is below the Fund’s net asset value per Common Share on the Expiration Date, because:

•	the offered Common Shares are being sold at less than their current net asset value;

•	you will indirectly bear the expenses of the Rights offering; and

•	the number of Common Shares outstanding after the Rights offering will have increased proportionately more than the increase in the amount of the Fund’s net assets.

On the other hand, if the Subscription Price is above the Fund’s net asset value per share on the Expiration Date, you may experience an immediate accretion of the aggregate net asset value per Common Share even if you do not exercise your Rights and an immediate increase in the net asset value per Common Share whether or not you participate in the Offer, because:

•	the offered Common Shares are being sold at more than their current net asset value after deducting the expenses of the Rights offering; and

•	the number of Common Shares outstanding after the Rights offering will have increased proportionately less than the increase in the amount of the Fund’s net assets.

[Furthermore, if you do not participate in the Over-Subscription Privilege, if it is available, your percentage ownership may also be diluted.] The Fund cannot state precisely the amount of any dilution because it is not known at this time what the net asset value per share will be on the Expiration Date or what proportion of the Rights will be exercised. The impact of the Rights offering on net asset value per share is shown by the following examples, assuming a $[•] Subscription Price:

Scenario 1: (assumes net asset value per share is above subscription price)(1)
NAV	$	[•]
Subscription Price	$	[•]
Reduction in NAV($)(2)		[•]
Reduction in NAV(%)
Scenario 2: (assumes net asset value per share is below subscription price)(1)
NAV	$	[•]
Subscription Price	$	[•]
Increase in NAV($)(2)	$	[•]
Increase in NAV(%)		[•]

(1)	[Both examples assume the full Primary Subscription and Secondary Over-Subscription Privilege are exercised.] Actual amounts may vary due to rounding.

(2)	Assumes $[•] in estimated offering expenses.

If you do not wish to exercise your Rights, you should consider selling them as set forth in this Prospectus Supplement. Any cash you receive from selling your Rights may serve as partial compensation for any possible dilution of your interest in the Fund. The Fund cannot give assurance, however, that a market for the Rights will develop or that the Rights will have any marketable value.

[The Fund’s largest stockholders could increase their percentage ownership in the Fund through the exercise of the Primary Subscription and Over-Subscription Privilege.]

Leverage. Leverage creates a greater risk of loss, as well as a potential for more gain, for the Common Shares than if leverage were not used. Following the completion of the Offer, the Fund’s amount of leverage outstanding will decrease. The leverage of the Fund as of [•] was [•]%. After the completion of the Offer, the leverage of the Fund is expected to decrease to [•]%. The use of leverage for investment purposes creates opportunities for greater total returns but at the same time increases risk. When leverage is employed, the net asset value, market price of the Common Shares and the yield to holders of Common Shares may be more volatile. Any investment income or gains earned with respect to the amounts borrowed in excess of the interest due on the borrowing will augment the Fund’s income. Conversely, if the investment performance with respect to the amounts borrowed fails to cover the interest on such borrowings, the value of the Fund’s Common Shares may decrease more quickly than would otherwise be the case, and distributions on the Common Shares would be reduced or eliminated. Interest payments and fees incurred in connection with such borrowings will reduce the amount of net income available for distribution to common stockholders.

Because the fee paid to the Investment Adviser is calculated on the basis of the Fund’s average weekly net assets, the dollar amount of the management fee paid by the Fund to the Investment Adviser will be higher (and the Investment Adviser will be benefited to that extent) when leverage is utilized. The Investment Adviser will utilize leverage only if it believes such action would result in a net benefit to the Fund’s stockholders after taking into account the higher fees and expenses associated with leverage (including higher management fees).

The Fund’s leveraging strategy may not be successful.

Increase in Share Price Volatility; Decrease in Share Price. The Offer may result in an increase in trading of the Common Shares, which may increase volatility in the market price of the Common Shares. The Offer may result in an increase in the number of stockholders wishing to sell their Common Shares, which would exert downward price pressure on the price of Common Shares.

Under-Subscription. It is possible that the Offer will not be fully subscribed. Under-subscription of the Offer could have an impact on the net proceeds of the Offer and whether the Fund achieves any benefits.

Taxation

[To be provided.]

Recent Developments

[To be provided.]

Legal Matters

Certain legal matters will be passed on by Paul Hastings LLP, 200 Park Avenue, New York, New York 10166, in connection with the offering of the Common Shares.

Certain legal matters will be passed on by Venable LLP in connection with the offering of the Common Shares as Maryland counsel to the Fund.

Available Information

We are subject to the informational requirements of the Exchange Act and the 1940 Act and are required to file reports, including annual and semi-annual reports, proxy statements and other information with the Commission. These documents are available on the SEC’s website at www.sec.gov.

This Prospectus Supplement and the accompanying Prospectus do not contain all of the information in our registration statement, including amendments, exhibits, and schedules. Statements in this Prospectus Supplement and the accompanying Prospectus about the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.

Additional information about us can be found in our registration statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a website (http://www.sec.gov) that contains our registration statement, other documents incorporated by reference, and other information we have filed electronically with the SEC, including proxy statements and reports filed under the Exchange Act.

Brookfield Real Assets Income Fund Inc.

Common Shares
Issuable Upon Exercise of Rights to
Subscribe to Such Common Shares

PROSPECTUS SUPPLEMENT

[•]